State of California
Secretary of State

Statement of Information

(Domestic Stock and Agricultural Cooperative Corporations)
FEES (Filing and Disclosure): $25.00.
If this is an amendment, see instructions.
IMPORTANT – READ INSTRUCTIONS BEFORE COMPLETING THIS FORM

S

1. **CORPORATE NAME**
US-NOBEL PRIMARY EDUCATION DEVELOPMENT INT'L, INC.

2. **CALIFORNIA CORPORATE NUMBER**
3491720

This Space for Filing Use Only

No Change Statement (Not applicable if agent address of record is a P.O. Box address. See instructions.)

3. **If there have been any changes to the information contained in the last Statement of Information filed with the California Secretary of State, or no statement of information has been previously filed, this form must be completed in its entirety.**

☐ If there has been no change in any of the information contained in the last Statement of Information filed with the California Secretary of State, check the box and proceed to **Item 17.**

Complete Addresses for the Following (Do not abbreviate the name of the city. Items 4 and 5 cannot be P.O. Boxes.)

	CITY	STATE	ZIP CODE
4. STREET ADDRESS OF PRINCIPAL EXECUTIVE OFFICE 2500 E. COLORADO BLVD. #255,	PASADENA	CA	91107
5. STREET ADDRESS OF PRINCIPAL BUSINESS OFFICE IN CALIFORNIA, IF ANY 2500 E. COLORADO BLVD. #255,	PASADENA	CA	91107
6. MAILING ADDRESS OF CORPORATION, IF DIFFERENT THAN ITEM 4			

[redacted]

Names and Complete Addresses of the Following Officers (The corporation must list these three officers. A comparable title for the specific officer may be added; however, the preprinted titles on this form must not be altered.)

	ADDRESS	CITY	STATE	ZIP CODE
7. CHIEF EXECUTIVE OFFICER/ WING KIN RAYMOND CHUNG	2500 E. COLORADO BLVD. #255,	PASADENA	CA	91107
8. SECRETARY WAI KIN FAN	2500 E. COLORADO BLVD. #255,	PASADENA	CA	91107
9. CHIEF FINANCIAL OFFICER/ CHI KONG CHEUNG	2500 E. COLORADO BLVD. #255,	PASADENA	CA	91107

Names and Complete Addresses of All Directors, Including Directors Who are Also Officers (The corporation must have at least one director. Attach additional pages, if necessary.)

	ADDRESS	CITY	STATE	ZIP CODE
10. NAME WING KIN RAYMOND CHUNG	2500 E. COLORADO BLVD. #255,	PASADENA	CA	91107
11. NAME WAI KIN FAN	2500 E. COLORADO BLVD. #255,	PASADENA	CA	91107
12. NAME CHI KONG CHEUNG	2500 E. COLORADO BLVD. #255,	PASADENA	CA	91107

13. NUMBER OF VACANCIES ON THE BOARD OF DIRECTORS, IF ANY:

Agent for Service of Process If the agent is an individual, the agent must reside in California and Item 15 must be completed with a California street address, a P.O. Box address is not acceptable. If the agent is another corporation, the agent must have on file with the California Secretary of State a certificate pursuant to California Corporations Code section 1505 and Item 15 must be left blank.

14. NAME OF AGENT FOR SERVICE OF PROCESS
WING KIN RAYMOND CHUNG

15. STREET ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CALIFORNIA, **IF AN INDIVIDUAL**	CITY	STATE	ZIP CODE
2500 E. COLORADO BLVD. #255,	PASADENA	CA	91107

Type of Business

16. DESCRIBE THE TYPE OF BUSINESS OF THE CORPORATION
EDUCATIONAL PRODUCTS FOR CHILDREN

17. BY SUBMITTING THIS STATEMENT OF INFORMATION TO THE CALIFORNIA SECRETARY OF STATE, THE CORPORATION CERTIFIES THE INFORMATION CONTAINED HEREIN, INCLUDING ANY ATTACHMENTS, IS TRUE AND CORRECT.

DATE	TYPE/PRINT NAME OF PERSON COMPLETING FORM	TITLE	SIGNATURE
	WING KIN RAYMOND CHUNG	CEO	[signature]

SI-200 (REV 01/2012) APPROVED BY SECRETARY OF STATE